UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2013

ROGERS INTERNATIONAL RAW MATERIALS FUND L.P.

(Exact name of registrant as specified in its charter)

Illinois	000-51836	36-4368292
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

c/o BEELAND MANAGEMENT COMPANY, L.L.C.

141 W. Jackson Blvd.

Suite 1340A

Chicago, IL 60604

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 264-4375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change In Registrant’s Certifying Accountants.

(a) On April 10, 2012, Beeland Management Company, L.L.C. (the “Company”), general partner of Rogers International Raw Materials Fund, L.P. (the “Fund”), with the approval of the Company’s Managing Members, dismissed McGladrey LLP (“McGladrey”) as the independent registered public accounting firm for the Fund.

The reports of McGladrey on the Fund’s financial statements for each of the fiscal years ended December 31, 2011 and December 31, 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2011 and December 31, 2012 and during the period from December 31, 2012 through the date of this Form 8-K, the Company has had no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused it to make reference to the subject matter thereof in connection with its report on the financial statements of the Fund for such periods. There were no reportable events (as defined in paragraphs (A) through (D) of Regulation S-K Item 304(a)(1)(v)) during the fiscal years ended December 31, 2011 and December 31, 2012 or during the period from December 31, 2012 through the date of this Form 8-K.

The Company, on behalf of the Fund, requested that McGladrey furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter dated April 22, 2013, is filed as an Exhibit hereto.

(b) On April 17, 2013, the Company, with the approval of its Managing Members, engaged Spicer Jeffries & Co. (“Spicer”) to serve as the independent registered public accounting firm of the Fund. During the fiscal years ended December 31, 2011 and December 31, 2012 and during the interim period from December 31, 2012 through the date of the engagement of Spicer, the Company has not consulted Spicer on behalf of the Fund with respect to any of the matters described in Regulation S-K Item 304(a)(2)(i) or (ii).

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

16.1	Letter of McGladrey LLP dated April 22, 2013 regarding the disclosure contained in Item 4.01(a) of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2013

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

By:	Beeland Management Company, L.L.C., General Partner

By:	/s/ Allen Goodman
	Name:	Allen Goodman
	Title:	Managing Member